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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, to be filed on or around June 28, 1996, relating to the registration of approximately 250,000 shares of Trustmark Corporation common stock for the Trustmark National Bank Profit Sharing Plan, of our report dated May 10, 1996, included in Trustmark National Bank Profit Sharing Plan's Form 11-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.


                                          /s/ ARTHUR ANDERSEN LLP


Jackson, Mississippi,
  June 28, 1996